Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-20773 on Form N-1A of our report dated February 12, 2024, relating to the financial statements and financial highlights of VIP Emerging Markets Portfolio, our reports dated February 13, 2024, relating to the financial statements and financial highlights of VIP Index 500 Portfolio and VIP Disciplined Small Cap Portfolio, our report dated February 14, 2024, relating to the consolidated financial statements and consolidated financial highlights of VIP Contrafund Portfolio, and our report dated February 14, 2024 relating to the financial statements and financial highlights of VIP Extended Market Index Portfolio, VIP International Index Portfolio, and VIP Total Market Index Portfolio, each a fund of Variable Insurance Products Fund II, appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund II for the year ended December 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 12, 2024